Exhibit 10.42

ACKNOWLEDGEMENT AND CONSET OF PLEDGE

The undersigned hereby acknowledges receipt of a copy of that certain Pledge and Security Agreement (the “Pledge Agreement”) of even date herewith made by PH FEE LLC., a Delaware limited liability company (“Pledgor”), in favor of Column Financial, Inc., a Delaware corporation (together with its successors and assigns, “Lender”), and agrees that Pledgor is bound thereby.  The undersigned agrees to notify Lender promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement.

Dated:  as of November 30, 2006

TSP Owner LLC, a Delaware limited liability company

By:
Name:
Title:

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